SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2016

CLIFTON BANCORP INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 1, 2016, Bart D’Ambra, the Executive Vice President and Corporate Secretary of Clifton Bancorp Inc. (the “Company”) and the Executive Vice President, Chief Operating Officer and Corporate Secretary of Clifton Savings Bank (the “Bank”), notified the Company and the Bank that he will be retiring effective December 31, 2016.  In addition, Mr. D’Ambra also notified the Company and the Bank that, effective as of April 1, 2016, he will (i) relinquish his duties as Chief Operating Officer of the Bank and (ii) voluntarily terminate his existing employment agreements with the Company and the Bank.

(c)           On April 1, 2016, the Company issued a press release announcing that, effective as of April 1, 2016, Michael Lesler has been appointed as the Chief Operating Officer of the Bank.  Mr. Lesler, age 45, has served as President and Chief Executive Officer of Bancorp of New Jersey, Inc., and its wholly owned subsidiary, Bank of New Jersey, since December 2013.  From June 2009 to December 2013, Mr. Lesler served as President and Chief Operating Officer of Bancorp of New Jersey, Inc. and Bank of New Jersey.  Prior to that time, Mr. Lesler was the Executive Vice President and Chief Financial Officer of Bancorp of New Jersey, Inc. and Bank of New Jersey.  A copy of the Company’s press release is included as Exhibit 99.1 and is incorporated by reference herein.

In connection with his appointment as Chief Operating Officer, on April 1, 2016, the Bank entered into a change in control agreement with Mr. Lesler.  The agreement provides that, in the event Mr. Lesler’s employment is terminated in connection with a change in control (as such term defined in the agreement), Mr. Lesler will be entitled to receive (i) a lump sum payment equal to one times his base salary as of his termination date and (ii) continued benefit coverage under the Bank’s health and welfare plans for a period of twelve months following his termination of employment.  On the anniversary date of the agreement, and following a review of Mr. Lesler’s job performance, the Bank’s Board of Directors may extend the change in control agreement for an additional year so that the term of the agreement will remain at twelve months.

(e)           On April 1, 2016, the Board of Directors of the Bank also approved certain amendments to the previously executed change in control agreement by and between the Bank and Patricia Hrotko, the Executive Vice President and Chief Revenue Officer of the Bank.  The amendments extend the term of the agreement from one to two years, and also provide that, in the event that Ms. Hrotko’s employment is terminated in connection with a change in control (as such term defined in the agreement), Ms. Hrotko will be entitled to receive (i) a lump sum payment equal to two times her base salary as of her termination date and (ii) continued benefit coverage under the Bank’s health and welfare plans for a period of twenty-four months following her termination of employment.  Previously, Ms. Hrotko’s change in control agreement provided that, in such a situation, she would be entitled to receive a lump sum payment equal to one times her annual base salary and continued benefit coverage for a period of twelve months following her termination of employment.

Item 9.01                      Financial Statements and Other Exhibits

      (d)                 Exhibits

Number                                Description

99.1                                    Press Release dated April 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: April 4, 2016	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer